UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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ADVANCED SERIES TRUST
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ADVANCED SERIES TRUST

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

INFORMATION STATEMENT
October 9, 2008

To the Contract Owners:

On March 3-5, 2008, at a regular meeting of the Board of Trustees of Advanced Series Trust (the Board), the Trustees approved a new subadvisory agreement for the following portfolio of Advanced Series Trust (the Fund):

•               AST Neuberger Berman / LSV Mid-Cap Value Portfolio (formerly AST Neuberger Berman Mid-Cap Value Portfolio)

Prudential Investments LLC (PI) and AST Investment Services, Inc. (ASTI, and, together with PI, the Managers) have entered into the following new subadvisory arrangements:

Fund	New Subadvisory Arrangement	Former Subadvisory Arrangement
AST Neuberger Berman / LSV Mid-Cap Value Portfolio (formerly AST Neuberger Berman Mid-Cap Value Portfolio)	• LSV Asset Management (50%) • Neuberger Berman Management, Inc. (50%)	• Neuberger Berman Management, Inc. (100%)

This information statement describes the circumstances surrounding the Board’s approval of the above-referenced subadvisory arrangements and the name change and provides you with an overview of their terms.  PI and ASTI will continue as the Managers for the Fund.  This information statement does not require any action by you.  It is provided to inform you about the new subadviser.

By order of the Board,

Deborah A. Docs
 Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ADVANCED SERIES TRUST

Gateway Center Three

100 Mulberry Street

Newark, NJ 07102-4072

(800) 752-6342

INFORMATION STATEMENT

October 9, 2008

This information statement is being furnished in lieu of a proxy statement to shareholders of the AST Neuberger Berman / LSV Mid-Cap Value Portfolio (formerly AST Neuberger Berman Mid-Cap Value Portfolio) (the Fund), a series of Advanced Series Trust (AST, or the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued by the Securities and Exchange Commission (SEC).  The Manager of Managers Order permits the Trust’s investment managers to hire new subadvisers that are not affiliated with the investment managers and to make changes to certain existing subadvisory agreements with the approval of the Board of Trustees of the Trust, without obtaining contract owner approval.

AST is a management investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act), and is organized as a Massachusetts business trust.

AST’s trustees are collectively referred to herein as the “Board,” “Board Members,” or “Trustees.”  AST’s principal executive office is Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102-4072.

The Trust is providing this information statement to contract owners investing in the Fund as of July 21, 2008.

This information statement relates to the approval by the Board of the new subadvisory agreement (the Subadvisory Agreement), as described below:

AST Neuberger Berman Mid-Cap Value Portfolio:  The Board approved: (i) a new subadvisory agreement, dated as of July 21, 2008, by and among PI, ASTI, and LSV Asset Management (referred to herein from time to time as the Subadvisory Agreement), and (ii) changing the name of the Fund to the AST AST Neuberger Berman / LSV Mid-Cap Value Portfolio. Neuberger Berman Management, Inc. (Neuberger Berman) remains as a subadviser of the Fund. The subadvisory agreement with Neuberger Berman was last approved by the Trustees, including the Independent Trustees, on June 9-11, 2008.

The Fund will pay for the costs associated with preparing and distributing this information statement to its contract owners.  This information statement will be mailed on or about October 21, 2008.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Annual and Semi-Annual Reports

AST’s annual and semi-annual reports are sent to contract owners.  Only one report is delivered to multiple contract owners sharing an address unless the Trust receives contrary instructions from one or more of the contract owners.  A copy of the AST’s most recent annual and semi-annual reports may be obtained without charge by writing AST at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 or by calling (800) 225-1852 (toll free).

Shareholder Information

Information on share ownership of the Fund is set forth in Exhibit C.

SUBADVISORY AGREEMENT

At meetings of the Board held on March 3-5, 2008, the Trustees, including the Independent Trustees, unanimously approved the recommendations by Prudential Investments LLC (PI) and AST Investment Services, Inc. (ASTI and together with PI, the Managers), to appoint LSV as a subadviser with respect to the Fund and to approve new subadvisory agreements between the Managers and LSV.

LSV is located at One North Wacker Drive, Suite 4000, Chicago, Illinois 60606.  Information on the management of LSV and other funds managed by LSV is set forth in Exhibit C.

Board Consideration of Subadvisory Agreement:

The Board considered whether the approval of the Subadvisory Agreement with LSV was in the best interests of the Fund and its beneficial shareholders. Before approving the Subadvisory Agreement, the Trustees reviewed performance, compliance and organization materials regarding LSV and received presentations from the Managers. The Board also received materials relating to the Subadvisory Agreement and had the opportunity to ask questions and request further information in connection with its consideration. In making the determination to retain LSV as a subadviser for the Fund, the Trustees, including the Independent Trustees advised by independent legal counsel, considered the information set forth below.

Nature, Quality and Extent of Services

With respect to the LSV, the Board noted that in connection with the renewal of the subadvisory agreements for certain Prudential insurance funds subadvised by LSV, it had received and considered information about LSV at the June 20-21, 2007 meetings, and concluded that it was satisfied with the nature, quality, and extent of services provided by LSV under the subadvisory agreements for those other funds.  The Board also received and considered information regarding the nature and extent of services provided to the Fund by Neuberger Berman under the current subadvisory agreement and those that would be provided to the Fund by LSV under the new subadvisory agreement. The Board noted that that the nature and extent of services under the current and new subadvisory agreements were generally similar in that Neuberger Berman and LSV were each required to provide day-to-day portfolio management services and comply with all Fund policies and all applicable laws, rules, and regulations.

With respect to the quality of services, the Board further considered, among other things, the background and experience of LSV’s portfolio management team.  The Board met in person with representatives of LSV and reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Fund.  The Board was also provided with information pertaining to LSV’s organizational structure, senior management, investment operations, and other relevant information pertaining to LSV.  The Board noted that it received a favorable compliance report from the Trust’s Chief Compliance Officer (CCO) as to LSV.

In light of the foregoing, the Board concluded that it was satisfied with the nature, extent, and quality of the investment subadvisory services anticipated to be provided to the Fund by LSV and that there was a reasonable basis upon which to conclude that the quality of investment subadvisory services to be provided by LSV under the new subadvisory agreement should equal the quality of similar services provided by Neuberger Berman under the current subadvisory agreement and the quality of similar services provided by LSV under the current subadvisory agreements for the other Prudential insurance funds subadvised by LSV.

Performance

With respect to the AST Neuberger Berman Mid Cap Value Portfolio, the Board received and considered information about the Fund’s historical performance.  With respect to LSV, the Board considered the performance of other accounts managed by LSV utilizing an investment style and strategy similar to that proposed for the Fund, noting that on a long term basis LSV had generally outperformed the applicable index and the median manager in the relevant peer group over seven-year time periods (although not over shorter time periods).  [The Board considered the fact that significant underperformance in the most recent time period was caused largely by style headwinds impacting intermediate results, but considered the fact that this type of performance pattern can be expected from deep value strategies which blended with a complimentary manager can create an attractive portfolio.]  The funds included in the peer group are objectively determined solely by

Lipper, Inc., an independent provider of investment company data.  The Board further noted the recommendation of the Managers that the Fund add LSV as a subadviser.

Investment Subadvisory Fee Rate for LSV

The Board considered the proposed subadvisory fee rate payable by the Managers to LSV under the proposed new subadvisory agreement, which calls for a fee rate of 0.40% of the Fund’s average daily net assets to $250 million and 0.35% of the Fund’s average daily net assets over $250 million.  The subadvisory fee rate for LSV is slightly higher than the subadvisory fee rate for Neuberger Berman.  The Board also considered the subadvisory fee rates charged by LSV to other investment companies for which LSV serves as investment adviser or subadviser.  As a result of the above considerations, the Board concluded that LSV’s proposed subadvisory fee rate under the new subadvisory agreement was reasonable.

LSV’s Profitability

Because the engagement of LSV is new, there is no historical profitability with regard to its arrangements with the Fund.  As a result, the Board did not consider this factor with respect to the Fund.  The Board noted that the Managers pay the subadvisory fees, and therefore a change in the subadvisory fees will not change the fees paid by the Fund.  Instead, any increase or decrease will increase or decrease, as applicable, the net fee rates retained by the Managers.  The Board also noted that it will consider profitability as part of any future annual review of the new subadvisory agreement.

Economies of Scale

The Board considered information about the potential of the Managers and LSV to experience economies of scale as the Fund grows in size.  The Board considered that the proposed subadvisory fee for LSV would include breakpoints in the fee rate paid by the Manager to LSV, and that the subadvisory breakpoints would reduce that fee rate if the Fund increased in size.   The Board noted that it would consider economies of scale as part of any future annual review of the new subadvisory agreement.

Other Benefits to LSV or its Affiliates from Serving as Subadviser

The Board considered potential “fall-out” or ancillary benefits anticipated to be received by LSV and its affiliates as a result of LSV’s subadvisory relationship with the Fund. The Board concluded that any potential benefits to be derived by LSV included potential access to additional research resources, larger assets under management and reputational benefits, which were consistent with those generally derived by subadvisers to mutual funds.

Conclusion

Based on the materials provided to the Board and the presentations made by the Managers and LSV, the Board concluded that approving the new subadvisory agreement between the Managers and LSV was in the best interests of the Fund and its beneficial shareholders.

Terms of the Subadvisory Agreement

Under the Subadvisory Agreement, LSV is compensated by the Managers (and not the Fund) for the portion of assets it manages at the following annual rates: 0.40% of average daily net assets to $250 million; and 0.35% of average daily net assets over $250 million

The Subadvisory Agreement provides that, subject to the supervision of the Managers and the Board, LSV is responsible for managing the investment operations of a portion of the assets of the Fund and for making investment decisions and placing orders to purchase and sell securities for such portion of the Fund, all in accordance with the investment objective and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board. In accordance with the requirements of the Investment Company Act, LSV will provide the Managers with all books required to be maintained by an investment subadviser and will render to the Trustees such periodic and special reports as the Board may reasonably request.

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Fund, or by the Board, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (i) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund, (ii) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Fund’s management agreement with the Managers, and (3) the Subadvisory Agreement may be terminated at any time by LSV or the Managers on not more than 60 days’ nor less than 30 days’ written notice to the other party to the Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, LSV will not be liable for any act or omission in connection with its activities as subadviser to the Fund.

MANAGEMENT OF THE TRUST

The Managers

PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, and ASTI, One Corporate Drive, Shelton, Connecticut 06484, serve as AST’s managers under a management agreement (the AST Management Agreement) dated as of May 1, 2003, and renewed thereafter as required by the Investment Company Act.  PI and ASTI are both wholly owned subsidiaries of PIFM Holdco, LLC, 100 Mulberry Street, Newark, New Jersey 0712-4077, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102-4077. As of June 30, 2008, PI served as the investment manager to all of the Prudential U.S. and offshore registered investment companies, and as the administrator to closed-end investment companies, and those companies had aggregate assets of approximately $107.9 billion.

The AST Management Agreement was last approved by the Trustees, including a majority of the Trustees who were not parties to the contract and were not interested persons of those parties (as defined in the Investment Company Act) on June 9-11, 2008. The beneficial shareholders of of AST last approved the AST Management Agreement on April 3, 2003.

Terms of the AST Management Agreement

Pursuant to the AST Management Agreement, the Managers are subject to the supervision of the Trustees of AST and, in conformity with the stated policies of AST, the Managers manage both the investment operations of AST and the composition of AST’s investment portfolio, including the purchase, retention and disposition of portfolio securities. The Managers are authorized to enter into subadvisory agreements for investment advisory services in connection with the management of AST. The Managers will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements.

The Managers review the performance of all subadvisers engaged for AST, and make recommendations to the Trustees with respect to the retention and renewal of contracts. In connection therewith, the Managers are obligated to keep certain books and records of each AST Fund. The Managers also administer AST’s business affairs and, in connection therewith, furnish AST with office facilities, together with those ordinary clerical and bookkeeping services that are not furnished by PFPC Trust Company (PFPC), AST’s custodian and PFPC, Inc., AST’s transfer and dividend disbursing agent (Transfer Agent). The management services of the Managers for AST are not exclusive under the terms of the AST Management Agreement, and the Managers are free to, and do, render management services to others.

The Managers have authorized any of their officers and employees who have been elected as Trustees or officers of the Trusts to serve in the capacities in which they have been elected. All services furnished by the Managers under the AST Management Agreement may be furnished by any such officers or employees of the Managers.

In connection with its management of the business affairs of AST, the Managers bear the following expenses:

•   the salaries and expenses of all of its and AST’s personnel, except the fees and expenses of Trustees who are not affiliated persons of the Managers or AST’s subadvisers;

•   all expenses incurred by the Managers or by AST in connection with managing the ordinary course of AST’s business, other than those assumed by AST, as described below; and

•   the fees payable to each subadviser pursuant to the subadvisory agreement among the Managers and each subadviser.

For their services, the Fund compensates the Managers as follows:

Fund	Fee, as a percentage of average daily net assets (paid monthly)	Aggregate fees for the year ended December 31, 2007
AST Neuberger Berman / LSV Mid-Cap Value Portfolio (formerly AST Neuberger Berman Mid-Cap Value Portfolio)	0.90% of average daily net assets to $1 billion; 0.85% of average daily net assets over $1 billion	$10,349,945

Under the terms of the AST Management Agreement, AST is responsible for the payment of the following expenses:

•   the fees payable to the Managers;

•   the fees and expenses of Trustees who are not affiliated persons of the Managers or the Fund’s subadvisers;

•   the fees and certain expenses of the Fund’s custodian and transfer and dividend disbursing agent, including the cost of providing records to the Managers in connection with its obligations of maintaining required records of AST and of pricing AST’s shares;

•   the charges and expenses of AST’s legal counsel and independent accountants;

•   brokerage commissions and any issue or transfer taxes chargeable to AST in connection with its securities transactions;

•   all taxes and corporate fees payable by AST to governmental agencies;

•   the fees of any trade associations of which AST may be a member;

•   the cost of share certificates representing shares of AST;

•   the cost of fidelity and liability insurance;

•   the fees and expenses involved in registering and maintaining registration of AST and of its shares with the SEC and qualifying AST shares under state securities laws, including the preparation and printing of AST’s registration statements and prospectuses for such purposes;

•   allocable communications expenses with respect to investor services and all expenses of contract owner and Board meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to contract owners in the amount necessary for distribution to the contract owners; and

•   litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of AST’s business.

The AST Management Agreement provides that the Managers will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the AST Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The AST Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act. The AST Management Agreement also provides that it will terminate automatically if assigned and that it may be terminated without penalty by the Trustees of AST, by vote of a majority of the Fund’s outstanding voting securities (as defined in the Investment Company Act) or by the Managers, upon not more than 60 days’ nor less than 30 days’ written notice to AST.

Information About PI and ASTI

PI and ASTI are both wholly-owned subsidiaries of PIFM Holdco, LLC, 100 Mulberry Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential), a major, diversified insurance and financial services company. Prudential’s address is 751 Broad Street, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company.  ASTI is organized as a Connecticut corporation.

Directors and Officers of PI and ASTI

Set forth below are the names, titles and principal occupations of the principal executive officers of PI. Unless otherwise indicated, the address of each individual is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

Name	Position with PI	Principal Occupations
Robert F. Gunia	Executive Vice President and Chief Administrative Officer

Chief Administrative Officer (since September 1999) and Executive Vice President (since December 1996) of Prudential Investments LLC; President (since April 1999) of Prudential Investment Management Services LLC; Executive Vice President (since March 1999) and Treasurer (since May 2000) of Prudential Mutual Fund Services LLC; Chief Administrative Officer, Executive Vice President and Director (since May 2003) of AST Investment Services, Inc.; Vice President and Director (since May 1989) and Treasurer (since 1999) of The Asia Pacific Fund, Inc.

Kathryn L. Quirk	Executive Vice President and Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of The Prudential Insurance Company of America; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of Prudential Investments LLC and Prudential Mutual Fund Services LLC; Executive Vice President, Chief Legal Officer and Secretary of AST Investment Services, Inc.; formerly Managing

Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Name	Position with PI	Principal Occupations
Judy A. Rice	Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer

President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (since February 2003) of Prudential Investments LLC; Vice President (since February 1999) of Prudential Investment Management Services LLC; President, Chief Executive Officer and Officer-In-Charge (since April 2003) of Prudential Mutual Fund Services LLC; formerly Director (May 2003-March 2006) and Executive Vice President (June 2005-March 2006) of AST Investment Services, Inc.; formerly Executive Vice President (September 1999-February 2003) of Prudential Investments LLC; Member of Board of Governors of the Investment Company Institute

Valerie M. Simpson	Chief Compliance Officer

Chief Compliance Officer (since April 2007) of Prudential Investments LLC and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance

Grace C. Torres	Assistant Treasurer and Senior Vice Preident

Assistant Treasurer (since March 1999) and Senior Vice President (since September 1999) of Prudential Investments LLC; Assistant Treasurer (since May 2003) and Vice President (since June 2005) of AST Investment Services, Inc.; Senior Vice President and Assistant Treasurer (since May 2003) of Prudential Annuities Advisory Services, Inc.; formerly Senior Vice President (May 2003-June 2005) of AST Investment Services, Inc.

 Set forth below are the names, titles and principal occupations of the officers and directors of ASTI. Unless otherwise indicated, the address of each individual is One Corporate Drive, Shelton, Connecticut 06484-0883.

Name	Position with ASTI	Principal Occupations
Timothy S. Cronin	Officer-in-Charge, President, Chief Executive Officer, Chief Operating Officer and Director	President, Chief Executive Officer, Chief Operating Officer, Officer-In-Charge, and Director (since June 2005) of AST Investment Services, Inc.; Vice President of Prudential Investments LLC

Kathryn L. Quirk	Vice President and Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of The Prudential Insurance Company of America; Executive Vice President, Chief Legal Officer and Secretary of AST Investment Services, Inc.; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of Prudential Investments LLC and Prudential Mutual Fund Services LLC; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Valerie M. Simpson	Chief Compliance Officer

Chief Compliance Officer (since April 2007) of Prudential Investments LLC and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance

Robert F. Gunia	Executive Vice President, Chief Administrative Officer and Director

Chief Administrative Officer (since September 1999) and Executive Vice President (since December 1996) of Prudential Investments LLC; President (since April 1999) of Prudential Investment Management Services LLC; Executive Vice President (since March 1999) and Treasurer (since May 2000) of Prudential Mutual Fund Services LLC; Chief Administrative Officer, Executive Vice President and Director (since May 2003) of AST Investment Services, Inc.; Vice President and Director (since May 1989) and Treasurer (since 1999) of The Asia Pacific Fund, Inc.

Michael Bohm	Vice President, Chief Financial Officer, and Assistant Treasurer	Chief Financial Officer, Vice President, and Assistant Treasurer (since March 2006) of AST Investment Services, Inc.

Custodian

PFPC Trust Company (PFPC), 103 Bellevue Parkway, Wilmington, Delaware 19809 serves as Custodian for the AST’s portfolio securities and cash, and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with AST. Subcustodians provide custodial services for any foreign assets held outside the United States.

Transfer Agent and Shareholder Servicing Agent

PFPC, Inc, 103 Bellevue Parkway, Wilmington, Delaware 19809, a Delaware corporation that is an indirect wholly owned subsidiary of PNC Financial Corp., serves as the Transfer and Shareholder Servicing Agent for AST.  PFPC, Inc. provides customary transfer agency services to each AST Portfolio, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions and related functions. For these services, PFPC, Inc. receives a monthly fee for each AST Portfolio of $1,500 per portfolio and a $0.20 fee for certain accounts for anti-money laundering services and a $2.25 customer identification fee per certain new customers. PFPC, Inc. is reimbursed by AST for its out-of-pocket expenses, including but not limited to postage, stationery, printing, allocable communications expenses and other costs.

Distribution

AST

AST has no principal underwriter or distributor. AST sells its sells directly to insurance company separate accounts funds variable annuity and variable life insurance contracts.

Brokerage

The Fund paid the following commissions to affiliated broker dealers for the fiscal year ended December 31, 2007:

Brokerage Commissions Paid to Wachovia Securities and/or Prudential Equity: 2007

Portfolio	Commissions Paid to Wachovia Securities/Prudential Equity	% of Commissions Paid to Wachovia Securities/Prudential Equity	% of Dollar Amount of Transactions Involving Commissions Effected Through Wachovia Securities/Prudential Equity

AST Neuberger Berman / LSV Mid-Cap Value Portfolio (formerly AST Neuberger Berman Mid-Cap Value Portfolio)	$665	0.03%	0.03%

Brokerage Commissions Paid to Other Affiliated Brokers: 2007

Portfolio	Commissions Paid to Lehman Brothers, Inc.	% of Commissions Paid to Lehman Brothers, Inc.	% of Dollar Amount of Transactions Involving Commissions Effected Through Lehman Brothers, Inc.

AST Neuberger Berman / LSV Mid-Cap Value Portfolio (formerly AST Neuberger Berman Mid-Cap Value Portfolio)	$76,167	3.17%	3.78%

Information about Fund’s Other Subadviser and Subadvisory Agreement

LSV subadvises the Fund along with Neuberger Berman. The Board approved the subadvisory agreement with Neuberger Berman without shareholder approval pursuant to the Manager of Managers Order, most recently on June 9-11, 2008. The current subadvisory agreement with Neuberger Berman provides for compensation as follows:

Fund	Subadviser	Fee Rate	Fees paid as of fiscal year ended December 31, 2007
AST Neuberger Berman / LSV Mid-Cap Value Portfolio (formerly AST Neuberger Berman Mid-Cap Value Portfolio)	Neuberger Berman	0.40% of average daily net assets to $1 billion; 0.35% of average daily net assets over $1 billion*	$4,161,395

* For purposes of calculating the advisory fee payable to LSV, the assets managed by Neuberger Berman in the Fund will be aggregated with the assets managed by Neuberger Berman in the AST Neuberger Berman Mid-Cap Growth Portfolio.  Neuberger Berman has also agreed to a voluntary subadvisory fee waiver arrangement that will apply across each of the Fund, the SP Small-Cap Growth Portfolio of The Prudential Series Fund, the AST Small-Cap Growth Portfolio, the AST Neuberger Berman Small-Cap Growth Portfolio, and the AST Neuberger Berman Mid-Cap Growth Portfolio (collectively, the Neuberger Berman Portfolios). This voluntary fee waiver arrangement may be terminated by Neuberger Berman at any time. As described below, this voluntary group fee waiver will be applied to the effective subadvisory fees paid by PI and ASTI to Neuberger Berman and will be based upon the combined average daily net assets of the Neuberger Berman Portfolios. The investment management fees paid by each Neuberger Berman Portfolio to PI and ASTI will remain unchanged.

•Combined assets up to $750 million: No fee reduction.
•Combined assets between $750 million and $1.5 billion: 5% reduction to effective subadvisory fee.
•Combined assets between $1.5 billion and $3 billion: 7.5% reduction to effective subadvisory fee.
•Combined assets above $3 billion: 10% reduction to effective subadvisory fee.

Shareholder Proposals

As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Trust’s Second Amended and Restated Declaration of Trust.  A shareholder proposal intended to be presented at any meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trustees’ solicitation relating thereto is made in order to be included in the Trust’s proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Deborah A. Docs
 Secretary

Dated: October 9, 2008

EXHIBIT A

ADVANCED SERIES TRUST

AST Neuberger Berman / LSV Mid-Cap Value Portfolio

SUBADVISORY AGREEMENT

Agreement made as of this 15th day of July, 2008 between Prudential Investments LLC (PI), a New York limited liability company and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) (AST), a Maryland corporation (together, the Co-Managers), and LSV Asset Management (LSV or the Subadviser), a Delaware general partnership.

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, with Advanced Series Trust (formerly American Skandia Trust), a Massachusetts business trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI and AST act as Co-Managers of the Trust; and

WHEREAS, the Co-Managers, acting pursuant to the Management Agreement, desire to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Co-Managers and the Board of Trustees of the Trust, the Subadviser shall provide investment advisory services to such portion of the Trust’s portfolio as delegated to the Subadviser by the Co-Managers, including the purchase, retention and disposition of securities therein, in accordance with the Trust’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i) The Subadviser shall provide investment advisory services to such portion of the Trust’s investments as the Co-Managers shall direct, and shall have discretion without prior consultation with the Co-Managers, to determine from time to time what investments and securities will be purchased, retained or sold by the Trust, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Amended and Restated Declaration of Trust of the Trust, the By-laws of the Trust, the Prospectus of the Trust, and any procedures adopted by the Board applicable to the Trust, including any amendments to those procedures, as provided to it by the Co-Managers (the Trust Documents) and with the instructions and directions of the Co-Managers and of the Board of Trustees of the Trust, co-operate with the Co-Managers’ (or their designees’) personnel responsible for monitoring the Trust’s compliance and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, assist the Co-Managers with the preparation and filing of such reports, with respect to information in its possession, as are, or may in the future be, required by the Securities and Exchange Commission (the Commission). The Co-Managers shall provide Subadviser timely with copies of any updated Trust Documents.

(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Trust’s portfolio, as applicable, and shall place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Trust’s Prospectus or as the Board of Trustees may direct in writing from time to time. In providing the Trust with investment advisory services, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Co-Managers (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and to cause the Trust to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Trust as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

(iv) The Subadviser shall maintain all books and records with respect to the Trust’s portfolio transactions effected by it as required by  any applicable federal or state securities law or regulations, including the 1940 Act, the 1934 Act and the Advisers Act.  The Subadviser shall furnish to the Co-Managers or the Board all information relating to the Subadviser’s services under this Agreement reasonably requested by the Co-Managers and the Board within a reasonable period of time after the Manager or the Board makes such request.  The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust’s securities.

(v) The Subadviser shall provide the Trust’s Custodian on each business day with information relating to all transactions concerning the portion of the Trust’s assets it manages, and shall provide the Co-Managers with such information upon request of the Co-Managers.  The Subadviser shall furnish the Co-Managers with information concerning portfolio transactions each day and such other reports as agreed upon from time to time concerning transactions, portfolio holdings and performance of the Trust, in such form and frequency as may be mutually agreed upon from time to time.  The Subadviser agrees to review the Trust and discuss the management of the Trust with the Co-Managers and the Board as either or both shall from time to time reasonably request.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others.  Subject to the Subadviser’s responsibility to the Trust, Co-Managers agree that Subadviser may give advice or exercise investment responsibility and take such other action with respect to other individuals or entities which may differ from advice given to the Trust.  Further, Co-Managers acknowledge that the Subadviser, or its agent, or employees, or any of the accounts Subadviser advises may, at any time, hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Trust  may or may not have an interest from time to time, whether such transactions involve the Trust or otherwise.

(vii) The Subadviser and Co-Managers understand and agree that if the Co-Managers manage the Trust in a “manager-of-managers” style, the Co-Managers will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii)  periodically make recommendations to the Trust’s Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Trust’s Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(viii) The Subadviser acknowledges that the Co-Managers and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust’s portfolio or any other transactions of Trust assets.

(ix)  The Subadviser shall provide the Co-Managers with a copy of Subadviser’s Form ADV as filed with the Securities and Exchange Commission (the Commission).

(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c) The Subadviser shall keep the Trust’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof in the form and for the period required by Rule 31a-2 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Trust are the property of the Trust, and the Subadviser will surrender promptly to the Trust any of such records upon the Trust’s request, provided, however, that the Subadviser may retain a copy of such records.  The Trust’s books and records maintained by the Subadviser shall be made available, within ten (10) business days of a written request, to the Trust’s accountants or auditors during regular business hours at the Subaviser’s offices.  The Trust, the Co-Manager’s or their respective authorized representatives shall have the right to copy any records in the Subadviser’s possession that pertain to the Trust.  These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations governing the adviser/client relationship and management and operation of the Trust, shall be made available for inspection by the Trust, the Co-Managers or their respective authorized representatives upon reasonable written request within not more than ten (10) business days.

(d) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.

(e) The Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(f) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Trust’s portfolio, subject to such reasonable reporting and other requirements as shall be established by the Co-Managers.

(g) The Subadviser acknowledges that it is responsible for evaluating whether market quotations are readily available for the Trust’s portfolio securities and whether those market quotations are reasonable for purposes of valuing the Trust’s portfolio securities and determining the Trust’s net asset value per share and promptly notifying the Co-Managers upon the occurrence of any significant event with respect to any of the Trust’s portfolio securities in accordance with the requirements of the 1940 Act and any related written guidance from the Commission and the Commission staff.  Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) will assist the valuation committee of the Trust or the Co-Managers in valuing securities of the Trust as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

2. The Co-Managers shall continue to have responsibility for all services to be provided to the Trust pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Trust’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Trust managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Trust that affect the duties of the Subadviser).

3.  The assets of the Trust shall be maintained in the custody of a custodian as designated within an agreement between the Trust and the custodian (the Custodian).  Subadviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of Subadviser reasonably believed to be properly authorized to give such instructions.

4. For the services provided and the expenses assumed pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Trust’s average daily net assets of the portion of the Trust managed by the Subadviser as described in the attached Schedule A.  Liability for payment of compensation by the Co-Managers to the Subadviser under this Agreement is contingent upon the Co-Managers’ receipt of payment from the Trust for management services described under the Management Agreement between the Fund and the Co-Managers.  Expense caps or fee waivers for the Trust that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.

5. (a) The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Trust may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Co-Managers’ willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

(b).  The Co-Managers acknowledge and agree that Subadviser makes no representation or warranty, expressed or implied, that any level of performance or investment results will be achieved by the Trust or that the Trust will perform comparably with any standard or index, including other clients of Subadviser, whether public or private.

6.  Subject to the right of each, the Co-Managers and Subadviser, to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction over it, the parties hereto shall treat as confidential all information pertaining to the Trust and the actions of each the Co-Managers and Subadviser in respect thereof.  In accordance with Regulation S-P, if non-public personal information regarding either party’s customers or consumers is disclosed to the other party in connection with the Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Co-Managers of the occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change of  control (as defined in the 1940 Act) of the Subadviser.  Notwithstanding any provisions to the contrary in this Agreement, this Agreement shall terminate automatically upon notice to the Subadviser of the execution of a new Agreement with a successor Subadviser.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary (for PI) and One Corporate Drive, Shelton, Connecticut, 06484, Attention: Secretary (for AST); (2) to the Trust at

Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at LSV Asset Management, One North Wacker Drive, Suite 4000, Chicago, Illinois 60606 Attention: Chief Operating Officer.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Co-Managers agree to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

8. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

9. This Agreement shall be governed by the laws of the State of New York.

10. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By:	/s/ Judy Rice

Name: Judy Rice

Title: President

AST INVESTMENT SERVICES, INC.

By:	/s/ Timothy S. Cronin

Name: Timothy S. Cronin

Title: President

LSV ASSET MANAGEMENT

By:	/s/ Tremaine Atkinson

Name: Tremaine Atkinson

Title: Chief Operating Officer

SCHEDULE A

ADVANCED SERIES TRUST

As compensation for services provided by LSV Asset Management, Prudential Investments LLC and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) will pay LSV Asset Management an advisory fee on the net assets managed by LSV Asset Management that is equal, on an annualized basis, to the following:

Portfolio Name	Advisory Fee

AST Neuberger Berman / LSV Mid-Cap Value	0.40% of average daily net assets to $250 million; and 0.35% of average daily net assets over $250 million

Dated as of July 15, 2008.

EXHIBIT B

MANAGEMENT OF LSV ASSET MANAGEMENT

The table below lists the name, address, and principal occupation during the past five years for the principal executive officers and directors at LSV Asset Management (LSV).

Position with LSV
Name and Address*	and Principal Occupation**
Josef Lakonishok	Partner, Chief Executive Officer and Portfolio Manager
Robert Vishny	Partner
Menno Vermeulen	Partner, Portfolio Manager and Senior Quantitative Analyst
Christopher LaCroix, 169 East Avenue, Norwalk, CT 06851	Partner and Managing Director of New Business Development
Tremaine Atkinson	Partner, Chief Operating Officer and Chief Compliance Officer

*The address of each person, unless otherwise indicated, is 1 North Wacker Drive, Chicago, Illinois 60606. The five general partners which have the largest ownership interest in LSV are Lakonishok Corp., Vishny Corp., Menno LLC and Lacroix LLC, each of which is controlled by one of the above named officers of LSV, and SEI Funds, Inc., which is a Delaware corporation. The business address of SEI Funds, Inc. is 1 Freedom Valley Road, Oaks, Pennsylvania, 19456. SEI Funds, Inc. is a wholly-owned subsidiary of SEI Investments Company, a publicly traded company.

** Four of the five partners listed above are members of LSV’s executive management committee.

B-1

COMPARABLE REGISTERED INVESTMENT COMPANIES FOR WHICH LSV ASSET MANAGEMENT
SERVES AS INVESTMENT ADVISER OR SUBADVISER

The following table sets forth as of June 30, 2008 information relating to the other registered investment companies for which LSV Asset Management acts as an investment adviser or subadviser with investment objectives, policies, and strategies that are substantially similar to those of the AST Neuberger Berman / LSV Mid-Cap Value Portfolio (formerly AST Neuberger Berman Mid-Cap Value Portfolio).

Registered Investment Company	Annual Management Fee (as a % of average daily net assets)	Approximate Net Assets Managed by LSV
Transamerica Mid-Cap Value Portfolio	0.35%	$249,000,000
Harbor Mid-Cap Value Fund	0.50%	$58,000,000
MTB Mid-Cap Stock Fund	0.44%	$49,000,000
Northern Multi-Manager Mid-Cap Fund	0.39%	$140,000,000

B-2

EXHIBIT C

SHAREHOLDER INFORMATION

As of September 30, 2008, the Trustees and officers of each Trust, as a group, owned less than 1% of the outstanding shares of any of the AST Neuberger Berman / LSV Mid-Cap Value Portfolio (formerly AST Neuberger Berman Mid-Cap Value Portfolio).

As of September 30, 2008, the owners, directly or indirectly, of more than 5% of any class of the outstanding shares of the AST Neuberger Berman / LSV Mid-Cap Value Portfolio (formerly AST Neuberger Berman Mid-Cap Value Portfolio) were as follows:

Title of Class	Name and Address	Shares Owned	Percent of Shares Owned
None	PRUDENTIAL FINANCIAL ATTN WALTER SMITH SEPARATE ACCOUNT B 213 WASHINGTON STREET 7TH FL NEWARK NJ 07102	39,141,782.449	95.4554%

As of September 30, 2008, the AST Neuberger Berman / LSV Mid-Cap Value Portfolio (formerly AST Neuberger Berman Mid-Cap Value Portfolio) had 41,005,311.962 shares outstanding.

C-1